EXHIBIT (N)(2)



                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration in Form N-2 of Eaton Vance Massachusetts Municipal Income Trust relating to its auction preferred shares of beneficial interest of our report, dated January 22, 1999, appearing in the Statement of Additional Information, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
--------------------------
Deloitte & Touche LLP



Boston, Massachusetts
February 9, 1999